UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2025

Palladyne AI Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39897	85-2838301
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 South 500 West, Suite 150
Salt Lake City, Utah		84101
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 927-7296

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PDYN	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of Common Stock at an exercise price of $69.00 per share	PDYNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointment

On September 22, 2025, the board of directors (the "Board") of Palladyne AI Corp. (the "Company"), upon recommendation from the nominating and corporate governance committee of the Board, appointed Stephen M. Twitty to serve as a Class I director of the Company, effective as of September 22, 2025, with an initial term expiring at the Company’s 2028 annual meeting.

Mr. Twitty is President of Twitty and Associates LLC, a strategic and operational planning consulting firm. Mr. Twitty also served as the senior executive lead for U.S. training operations at Valiant Integrated Services from August 2020 to July 2025. Mr. Twitty has served as a director at Karman Space and Defense (NYSE: KRMN) since February 2025, Weibel Scientific since September 2024 and at Meroxa, Inc. since May 2025. Prior to that, he served as chairman of the board at Nusura, Inc. Mr. Twitty is currently a board advisor at Accelint, Dataminr, HD T-Global, and Raft Inc., and served as an advisor to the Company from 2022 until his appointment as a director. He is also a senior advisor at the Chertoff Group and Ernst &Young (EY). Mr. Twitty retired in 2020 from the United States Army as a Lieutenant General after 40 years of distinguished military service as an infantry officer. In his final assignment in the military, Mr. Twitty served as the Deputy Commander of United States European Command in Stuttgart, Germany. Mr. Twitty holds a master’s degree in administration from Central Michigan University, a master’s degree in National Security Strategy from the National Defense University, and a bachelor’s degree in criminal justice from South Carolina State University. He is a Distinguished Fellow at the Center for European Policy Analysis (CEPA). Mr. Twitty is a member of the Council on Foreign Relations, a nonpartisan independent think tank. We believe Mr. Twitty's extensive leadership experience and experience with potential customers, operations, technology and global business, qualify him to contribute valuable insights to our Board of Directors.

There are no arrangements or understandings between Mr. Twitty, on the one hand, and the Company or any other persons, on the other hand, pursuant to which Mr. Twitty was selected as a director. There are no related party transactions between Mr. Twitty or any member of his immediate family and the Company or its subsidiaries that would require disclosure under Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended.

For serving on our Board, Mr. Twitty will receive compensation in accordance with the Company’s outside director compensation policy, as in effect at the time. The current terms of the Company’s outside director compensation policy is attached as Exhibit 10.1 to the Company's Form 10-Q filed with the Securities and Exchange Commission on August 6, 2025. Mr. Twitty will also enter into the Company’s standard form of indemnification agreement for directors and executive officers.

A copy of the press release announcing Mr. Twitty’s appointment to the Board is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated September 23, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Palladyne AI Corp.

Dated:	September 23, 2025	By:	/s/ Stephen Sonne
		Name: Title:	Stephen Sonne Chief Legal Officer & Secretary